Exhibit 24.1

POWER OF ATTORNEY

KNOWN BY ALL PERSONS BY THESE PRESENTS, that the undersigned Director of Regions Financial Corporation, a Delaware corporation (the “Corporation”), by his or her execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Tara A. Plimpton, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in the undersigned’s name, place, and stead, in any and all capacities, for the undersigned and in their respective names as directors of the Company, a Registration Statement on Form S-8 (the “Registration Statement”), registering (i) up to $10,000,000 of deferred compensation obligations under the Regions Financial Corporation Directors’ Deferred Investment Plan and (ii) up to $125,000,000 of deferred compensation obligations under the Regions Financial Corporation Non-Qualified Excess 401(k) Plan, to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), as amended, and any or all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission pursuant to the Securities Act, and hereby grants unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or her substitution, shall do or cause to be done by virtue hereof.

This power of attorney will be governed by and construed in accordance with the laws of the State of Delaware. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of this 15th day of December, 2020.

/s/ Carolyn H. Byrd	/s/ Charles D. McCrary
Carolyn H. Byrd	Charles D. McCrary

/s/ Don DeFosset	/s/ James T. Prokopanko
Don DeFosset	James T. Prokopanko

/s/ Samuel A. Di Piazza, Jr.	/s/ Lee J. Styslinger III
Samuel A. Di Piazza, Jr.	Lee J. Styslinger III

/s/ Zhanna Golodryga	/s/ José S. Suquet
Zhanna Golodryga	José S. Suquet

/s/ John D. Johns	/s/ Timothy Vines
John D. Johns	Timothy Vines

/s/ Ruth Ann Marshall
Ruth Ann Marshall